                          FORM 10-K DECEMBER 31, 1994

                                                      COMMISSION FILE NO. 1-8491


                                                                      EXHIBIT 21


                     HECLA MINING COMPANY AND SUBSIDIARIES

                           SUBSIDIARIES OF REGISTRANT

                               December 31, 1994




                                                       State or Country                Percentage of
                                                           in Which                  Voting Securities
                                                           Organized                      Owned
                                                       -----------------            -----------------
CoCa Mines Inc.                                           Colorado                       100    (A)
Colorado Aggregate Company of
   New Mexico                                             New Mexico                     100    (A)
Consolidated Silver Corporation                           Idaho                          67.5   (A)
Eastmaque Gold Mines (U.S.) Inc.                          Nevada                         100    (A)
Equinox Resources (U.S.A.) Inc.                           Nevada                         100    (A)
Equinox Resources, Inc.                                   Nevada                         100    (A)
Hecla Mining Company of
  Canada Ltd.                                             Canada                         100    (A)
Kentucky-Tennessee Clay Company                           Delaware                       100    (A)
K-T Clay de Mexico, S.A. de C.V.                          Mexico                         100    (A)
K-T Feldspar Corporation                                  North Carolina                 100    (A)
Minera Hecla, S.A. de C.V.                                Mexico                         100    (A)
Mountain West Products Inc.                               Idaho                          100    (A)



(A)    Included in the consolidated financial statements filed herewith.